CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287581 on Form S-6 of our report dated July 11, 2025, relating to the financial statement of FT 12309, comprising 40/60 Strategic Allocation Port. 3Q '25 - Term 10/16/26 (40/60 Strategic Allocation Portfolio, 3rd Quarter 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 11, 2025